EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                                QUOTEMEDIA, INC.



















                         ADOPTED AS OF NOVEMBER 22, 2002
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                                TABLE OF CONTENTS

                                                                            PAGE

Article 1  Stockholders........................................................1
  1.1      Annual Meetings.....................................................1
  1.2      Special Meetings....................................................1
  1.3      Location of Meetings................................................1
  1.4      Notice..............................................................1
  1.5      Waiver of Notice....................................................1
  1.6      Conduct of Meetings.................................................1
  1.7      Quorum..............................................................2
  1.8      Action by Consent of Stockholders...................................2
  1.9      Record Date.........................................................2

Article 2  Directors...........................................................3
  2.1      Qualifications and Number...........................................3
  2.2      Election; Resignation; Removal; Vacancies...........................3
  2.3      Meetings............................................................3
  2.4      Action Without a Meeting............................................4
  2.5      Committees..........................................................4

Article 3  Officers............................................................4
  3.1      Required Officers...................................................4
  3.2      Qualifications......................................................4
  3.3      Term of Office and Vacancies........................................4
  3.4      Resignation.........................................................5
  3.5      Removal.............................................................5
  3.6      Powers and Duties...................................................5

Article 4  Indemnification.....................................................5
  4.1      Right to Indemnification............................................5
  4.2      Prepayment of Expenses..............................................5
  4.3      Claims..............................................................5
  4.4      Nonexclusivity of Rights............................................6
  4.5      Other Indemnification...............................................6
  4.6      Amendment or Repeal.................................................6

Article 5  Miscellaneous.......................................................6
  5.1      Fiscal Year.........................................................6
  5.2      Notice, What Constitutes............................................6
  5.3      Waiver of Notice of Meetings of Stockholders, Directors,
           and Committees......................................................6
  5.4      Form of Records.....................................................6
  5.5      Amendment of Bylaws.................................................7

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                QUOTEMEDIA, INC.
                       (Effective as of November 22, 2002)


                                    ARTICLE 1
                                  STOCKHOLDERS

     1.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors on such date and at such time as may be determined from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting.

     1.2 SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, the president, or stockholders holding 66 2/3% of the outstanding shares. No other person or persons may call special meetings of stockholders. Each special meeting shall be held on such date and at such time as is determined by the person or persons calling the meeting.

     1.3 LOCATION OF MEETINGS. Each annual or special meeting of stockholders shall be held at such place, within or without the State of Nevada, as may be determined by the Board of Directors, or if no determination is made, at such place as may be determined by the president, or by any other officer authorized by the Board of Directors or the president to make such determination.

     1.4 NOTICE. Notice of each annual or special meeting shall be in writing and signed by the president or vice president, or the secretary, or an assistant secretary, or by such other natural person or persons designated by the Board of Directors. The notice must state the purpose or purposes for which the meeting is called and the date and time when, and the place where it is to be held. The notice shall contain such additional information as may be required by applicable law or determined by the Board of Directors. Subject to the requirements of applicable law, notice shall be given to such persons at such time, and in such manner, as the Board of Directors shall determine or if no determination is made, as the president, or any other officer so authorized by the Board of Directors or the president, shall determine.

     1.5 WAIVER OF NOTICE. Any stockholder may waive notice of any meeting by a writing signed by such stockholder, or the stockholder's duly authorized attorney, either before or after the meeting.

     1.6 CONDUCT OF MEETINGS. Subject to the requirements of applicable law, each annual or special meeting of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and as to matters not governed by such rules and procedures, as the chairperson of the meeting shall determine. The chairperson of any annual or special meeting of stockholders shall be designated by the Board of Directors and, in the absence of any such designation, shall be the president. Stockholders may participate in any annual or special meeting of stockholders by means of a telephone conference call or similar method of communication by which all persons participating in
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the meeting can hear each other. Any such participation  constitutes presence in person at the meeting.

     1.7 QUORUM. The presence in person or by proxy of persons holding at least a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

     1.8 ACTION BY CONSENT OF STOCKHOLDERS. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     1.9 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action of the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

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                                    ARTICLE 2
                                    DIRECTORS

     2.1 QUALIFICATIONS AND NUMBER. Each director must be at least 18 years of age and a natural person. A director need not be a stockholder of this Corporation or a resident of the State of Nevada. The Board of Directors shall consist of one or more members, with the specific number to be determined from time to time by resolution of the Board of Directors.

     2.2 ELECTION; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall be elected at each annual meeting of stockholders and each director shall hold office for a term of one (1) year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his or her successor is elected and qualified. Directors shall be removed in the manner provided by the Nevada General Corporation Law. Any director may be removed by the stockholders of the Corporation only for cause at a meeting called for that purpose. The notice of the meeting shall state that the purpose or one of the purposes of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

     2.3 MEETINGS.

          (a) TIME AND LOCATION. Each meeting of the Board of Directors shall be held on such date and at such time and place within or without the State of Nevada as shall be fixed by the Board of Directors or the person calling the meeting.

          (b) CALL. No call shall be required for the regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the president or of a majority of the directors then in office.

          (c) NOTICE. Notice need not be given for regular meetings for which the time and place have been fixed by the Board of Directors. Notice of the time, date, and location of a special meeting shall be given by the person or persons call the meeting at least 24 hours before the special meeting.

          (d) QUORUM AND ACTION. A majority of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by applicable law, or the Articles of Incorporation, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board of Directors.

          (e) TELEPHONIC MEETINGS. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating can hear each other.

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Participation  in a  meeting  in  accordance  with this  subsection  constitutes presence in person at the meeting.

     2.4 ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee designated by the Board of Directors, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or of the committee, as the case may be. The written consent must be filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

     2.5 COMMITTEES.

          (a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided by law and in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. The committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          (b) Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of the committee. At meetings of any committee, a majority of the members or alternate members of the committee shall constitute a quorum for the transaction of business and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

          (c) The committees shall keep regular minutes of their proceedings.

                                    ARTICLE 3
                                    OFFICERS

     3.1 REQUIRED OFFICERS. The Corporation must have a president, secretary, and a treasurer. The Board of Directors may, if it so desires, choose from its members, a chairman of the board and a vice chairman of the board. The Corporation may also have one or more vice presidents, assistant secretaries, and assistant treasurers, and such other officers and agents as may be deemed necessary by the Board of Directors. Officers shall be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

     3.2 QUALIFICATIONS. Each officer must be a natural person and any natural person may hold two or more offices.

     3.3 TERM OF OFFICE AND VACANCIES. Unless otherwise provided in the resolution choosing the officer, each officer shall hold office until his or her successor shall have been chosen or until his or her earlier resignation or

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removal. Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board of Directors.

     3.4 RESIGNATION. Any officer may resign at any time by giving written notice to the Corporation. The resignation shall take effect as of the date received or at any later time specified in the notice. The resignation need not be accepted to be effective. Any resignation shall be without prejudice to the contractual rights of the Corporation, if any.

     3.5 REMOVAL. Without prejudice to the contractual rights, if any, of an officer, any officer may be removed with or without cause by the Board of Directors or in the manner determined by the Board of Directors.

     3.6 POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties in the management and operation of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their office, subject to the Board of Directors.

                                    ARTICLE 4
                                 INDEMNIFICATION

     4.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director or officer of the
Corporation  or is or  was  serving  at the  request  of  the  Corporation  as a
director,   officer,   employee,  or  agent  of  another  Corporation  or  of  a
partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. The Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

     4.2  PREPAYMENT  OF  EXPENSES.  The  Corporation  shall  pay  the  expenses
(including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

     4.3 CLAIMS. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that

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the Indemnitee was not entitled to the requested  indemnification  or payment of expenses under applicable law.

     4.4  NONEXCLUSIVITY  OF RIGHTS.  The rights conferred on any person by this
Article IV shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of
Incorporation, these Amended and Restated Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise.

     4.5 OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.

     4.6 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     5.2 NOTICE, WHAT CONSTITUTES. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, e-mail, facsimile, or telephone.

     5.3 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS, AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     5.4 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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
     5.5 AMENDMENT OF BYLAWS. The power to amend, alter, and repeal these Amended and Restated Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended and Restated Bylaws of Quotemedia, Inc., a Nevada corporation, as in effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto subscribed by name as of November 22, 2002.

                                        -----------------------------------
                                        Keith J. Randall, Secretary

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